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                                                                    Exhibit 1(a)


                            KIMCO REALTY CORPORATION
                            (a Maryland corporation)


        Common Stock, Warrants to Purchase Common Stock, Preferred Stock
                             and Depositary Shares

                             UNDERWRITING AGREEMENT

                                                                   June 24, 2003


UBS Securities LLC
677 Washington Boulevard
Stamford, Connecticut 06971

Ladies and Gentlemen:

         Kimco Realty Corporation, a Maryland corporation (the "Company"), proposes to issue and sell shares of Common Stock, $.01 par value per share (the "Common Stock"), or warrants to purchase a number of shares of Common Stock (the "Common Stock Warrants"), or both, or shares of Preferred Stock, $1.00 par value per share (the "Preferred Shares"), from time to time, in one or more offerings on terms to be determined at the time of sale. The Preferred Shares may be offered in the form of depositary shares (the "Depositary Shares") represented by depositary receipts (the "Depositary Receipts"). The Common Stock Warrants will be issued pursuant to a Common Stock Warrant Agreement (the "Warrant Agreement") between the Company and a warrant agent (the "Warrant Agent"). Each series of Preferred Shares may vary as to the specific number of shares, title, stated value, liquidation preference, issuance price, ranking, dividend rate or rates (or method of calculation), dividend payment dates, any redemption or sinking fund requirements, any conversion provisions and any other variable terms as set forth in the applicable articles supplementary (each, the "Articles Supplementary") relating to such Preferred Shares. As used herein, "Securities" shall mean the Common Stock, the Common Stock Warrants, the Preferred Shares, the Depositary Shares and the Depositary Receipts; and "Warrant Securities" shall mean the Common Stock issuable upon exercise of Common Stock Warrants. As used herein, "you" and "your," unless the context otherwise requires, shall mean the parties to whom this Agreement is addressed together with the other parties, if any, identified in the applicable Terms Agreement (as hereinafter defined) as additional co-managers with respect to Underwritten Securities (as hereinafter defined) purchased pursuant thereto.

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         Whenever the Company determines to make an offering of Securities through you or through an underwriting syndicate managed by you, the Company will enter into an agreement (the "Terms Agreement") providing for the sale of such Securities (the "Underwritten Securities") to, and the purchase and offering thereof by, you and such other underwriters, if any, selected by you as have authorized you to enter into such Terms Agreement on their behalf (the "Underwriters," which term shall include you whether acting alone in the sale of the Underwritten Securities or as a member of an underwriting syndicate and any Underwriter substituted pursuant to Section 10 hereof). The Terms Agreement relating to the offering of Underwritten Securities shall specify the number of Underwritten Securities of each class or series to be initially issued, including the number of Common Stock Warrants, if any (the "Initial Underwritten Securities"), whether the Initial Underwritten Securities shall be in the form of Depositary Shares and the fractional amount of Preferred Shares represented by each Depositary Share, the names of the Underwriters participating in such offering (subject to substitution as provided in Section 10 hereof), the number of Initial Underwritten Securities which each such Underwriter severally agrees to purchase, the names of such of you or such other Underwriters acting as co-managers, if any, in connection with such offering, the price at which the Initial Underwritten Securities are to be purchased by the Underwriters from the Company, any initial public offering price, the time, date and place of delivery and payment, any delayed delivery arrangements and any other variable terms of the Initial Underwritten Securities (including, but not limited to, current ratings (in the case of Preferred Shares and Depositary Shares only), designations, liquidation preferences, conversion provisions, redemption provisions and sinking fund requirements and the terms of the Warrant Securities and the terms, prices and dates upon which such Warrant Securities may be purchased). In addition, each Terms Agreement shall specify whether the Company has agreed to grant to the Underwriters an option to purchase additional Underwritten Securities to cover over-allotments, if any, and the number of Underwritten Securities subject to such option (the "Option Securities"). As used herein, the term "Underwritten Securities" shall include the Initial Underwritten Securities and all or any portion of the Option Securities agreed to be purchased by the Underwriters as provided herein, if any. The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between you and the Company. Each offering of Underwritten Securities through you or through an underwriting syndicate managed by you will be governed by this Agreement, as supplemented by the applicable Terms Agreement.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (333-106083) for the registration of the Securities and Warrant Securities and certain of the Company's debt securities, under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement (including all pre-effective amendments thereto) has been declared effective by the Commission, the Company has filed such post-effective amendments thereto as may have been required prior to the execution of the applicable Terms Agreement and each such post-effective amendment has been declared effective by the Commission. Such registration statement (as so amended, if applicable), including all information, if any, deemed to be a part thereof pursuant to Rule 434 of the 1933 Act Regulations, is referred to herein as the "Registration Statement" and the final prospectus and the prospectus supplement relating to the offering of the Underwritten Securities (the "Prospectus Supplement"), in the form first furnished to the Underwriters for use in confirming sales of the Underwritten Securities, are collectively referred to herein as the "Prospectus"; provided, however, that all references to the "Registration Statement" and the "Prospectus" shall be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the execution of the applicable Terms Agreement. All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be. If the Company elects to rely on Rule 434 under the 1933 Act Regulations, all references to the "Prospectus" shall be deemed to include, without limitation, the final or preliminary prospectus and the term sheet or abbreviated term sheet, taken together, provided to the Underwriters by the Company in reliance on Rule 434 under the 1933 Act (the "Rule 434 Prospectus"). If the Company files a registration statement with the Commission to register a portion of the Securities and Warrant Securities and relies on Rule 462(b) for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to "Registration Statement" herein shall be deemed to be to both the registration statement referred to above (333-106083) and the Rule 462 Registration Statement.


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         Section 1. Representations and Warranties. (a) The Company represents and warrants to you, as of the date hereof, and to you and each other Underwriter named in the applicable Terms Agreement, as of the date thereof, the Closing Time (as hereinafter defined) and each Date of Delivery, if any (as hereinafter defined) (in each case, a "Representation Date"), as follows:

                  (i) The Registration Statement and the Prospectus, at the time the Registration Statement became effective and at each time thereafter on which the Company filed an Annual Report on Form 10-K with the Commission, complied, and as of each Representation Date will comply, in all material respects with the requirements of the 1933 Act and 1933 Act Regulations; the Registration Statement, at the time the Registration Statement became effective and at each time thereafter on which the Company filed an Annual Report on Form 10-K with the Commission, did not, and at each time thereafter on which any amendment to the Registration Statement becomes effective or the Company files an Annual Report on Form 10-K with the Commission and as of each Representation Date will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, as of the date hereof, does not, and as of each Representation Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through you expressly for use in the Registration Statement or Prospectus.


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                  (ii)     The accountants who certified the financial
         statements, financial statement schedules and historical summaries of revenue and certain operating expenses for the properties related thereto included or incorporated by reference in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (iii) The historical financial statements included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as at the dates indicated and the results of their operations for the periods specified; except as may otherwise be stated in the Registration Statement and the Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the financial statement schedules and other financial information and data included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information required to be stated therein.

                  (iv) The historical summaries of revenue and certain operating expenses included or incorporated by reference in the Registration Statement and the Prospectus, if any, present fairly the revenue and those operating expenses included in such summaries for the periods specified in conformity with generally accepted accounting principles; the pro forma condensed consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus, if any, present fairly the pro forma financial position of the Company and its consolidated subsidiaries as at the dates indicated and the pro forma results of their operations for the periods specified; and the pro forma condensed consolidated financial statements, if any, have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, the assumptions on which such pro forma financial statements have been prepared are reasonable and are set forth in the notes thereto, such pro forma financial statements have been prepared, and the pro forma adjustments set forth therein have been applied, in accordance with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations, and such pro forma adjustments have been properly applied to the historical amounts in the compilation of such statements.

                  (v) Since the respective dates as of which information is given in the Registration Statement and the Prospectus (excluding any documents incorporated therein by reference pursuant to the 1934 Act after the execution of the applicable Terms Agreement), except as may otherwise be stated therein or contemplated thereby, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions or acquisitions entered into by the Company or any of its subsidiaries other than those arising in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Company's common stock, or dividends declared, paid or made in accordance with the terms of any series of the Company's preferred stock, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.


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                  (vi)     The Company has been duly incorporated and is validly
         existing as a corporation under the laws of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and the Articles Supplementary relating to the Preferred Shares or Depositary Shares, if applicable, will be in full force and effect at the Closing Time.

                  (vii) Each significant subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated under the 1933 Act) of the Company (each, a "Significant Subsidiary") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for security interests granted in respect of indebtedness of the Company or any of its subsidiaries and referred to in the Prospectus.

                  (viii) The authorized, issued and outstanding stock of the Company is as set forth in the Prospectus under "Capitalization" or in the latest balance sheet incorporated by reference therein (except for subsequent issuances, if any, pursuant to reservations, agreements, employee benefit plans, dividend reinvestment plans, employee and director stock option plans or the exercise of convertible securities referred to in the Prospectus or otherwise referred to in the Prospectus); and the outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and non-assessable and is not subject to preemptive or other similar rights.

                  (ix) The Underwritten Securities being sold pursuant to the applicable Terms Agreement and, if applicable, the deposit of the Preferred Shares in accordance with the provisions of a Deposit Agreement (each, a "Deposit Agreement"), among the Company, the financial institution named in the Deposit Agreement (the "Depositary") and the holders of the Depositary Receipts issued thereunder, have, as of each Representation Date, been duly authorized by the Company and such Underwritten Securities have been duly authorized for issuance and sale pursuant to this Agreement and such Underwritten Securities, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in the applicable Terms Agreement or any Delayed Delivery Contract (as hereinafter defined), will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights; the Preferred Shares, if applicable, conform to the provisions of the Articles Supplementary; and the Underwritten Securities being sold pursuant to the applicable Terms Agreement conform in all material respects to all statements relating thereto contained in the Prospectus.


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                  (x)      If applicable, the Common Stock Warrants have been
         duly authorized and, when issued and delivered pursuant to this Agreement and countersigned by the Warrant Agent as provided in the Warrant Agreement, will have been duly executed, countersigned, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Warrant Agreement under which they are to be issued; the issuance of the Warrant Securities upon exercise of the Common Stock Warrants will not be subject to preemptive or other similar rights; and the Common Stock Warrants conform in all material respects to all statements relating thereto contained in the Prospectus.

                  (xi) If applicable, the shares of Common Stock issuable upon conversion of any of the Preferred Shares or the Depositary Shares, or the Warrant Securities, will have been duly and validly authorized and reserved for issuance upon such conversion or exercise by all necessary corporate action and such shares, when issued upon such conversion or exercise, will be duly and validly issued and will be fully paid and non-assessable, and the issuance of such shares upon such conversion or exercise will not be subject to preemptive or other similar rights; the shares of Common Stock issuable upon conversion of any of the Preferred Shares or the Depositary Shares, or the Warrant Securities, conform in all material respects to the descriptions thereof in the Prospectus.

                  (xii) The applicable Warrant Agreement, if any, and the applicable Deposit Agreement, if any, will have been duly authorized, executed and delivered by the Company prior to the issuance of any applicable Underwritten Securities, and each constitutes a valid and legally binding agreement of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws relating to or affecting creditors' rights generally and by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Warrant Agreement, if any, and the Deposit Agreement, if any, each conforms in all material respects to all statements relating thereto contained in the Prospectus.

                  (xiii) If applicable, upon execution and delivery of the Depositary Receipts pursuant to the terms of the Deposit Agreement, the persons in whose names such Depositary Receipts are registered will be entitled to the rights specified therein and in the Deposit Agreement, except as enforcement of such rights may be limited by bankruptcy, insolvency or other similar laws relating to or affecting creditors' rights generally and by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).


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                  (xiv)    Neither the Company nor any of its subsidiaries is in
         violation of its charter or bylaws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for any such violation or default that would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and the execution, delivery and performance of this Agreement, the applicable Terms Agreement, the applicable Warrant Agreement, if any, or the applicable Deposit Agreement, if any, and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action, and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the charter or bylaws of the Company or any applicable law, administrative regulation or administrative or court order or decree.

                  (xv) The Company has operated and intends to continue to operate in such a manner as to qualify to be taxed as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "Code"), for the taxable year in which sales of the Underwritten Securities are to occur.

                  (xvi) Neither the Company nor any of its subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xvii) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Prospectus (other than as disclosed therein), or which might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of this Agreement, the applicable Terms Agreement, the applicable Warrant Agreement, if any, or the applicable Deposit Agreement, if any, or the transactions contemplated herein or therein; all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of its property or assets is the subject which are not described in the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.


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                  (xviii)  Neither the Company nor any of its subsidiaries is required to own or possess any trademarks, service marks, trade names or copyrights in order to conduct the business now operated by it, other than those the failure to possess or own would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                  (xix) No authorization, approval or consent of any court or governmental authority or agency is required that has not been obtained in connection with the consummation by the Company of the transactions contemplated by this Agreement, the applicable Terms Agreement, any Warrant Agreement or any Deposit Agreement, except such as may be required under the 1933 Act or the 1933 Act Regulations, state securities laws or real estate syndication laws.

                  (xx) The Company and its subsidiaries possess such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, other than those the failure to possess or own would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                  (xxi) The Company has full corporate power and authority to enter into this Agreement, the applicable Terms Agreement and the Delayed Delivery Contracts, if any, and this Agreement has been, and as of each Representation Date, the applicable Terms Agreement and the Delayed Delivery Contracts, if any, will have been, duly authorized, executed and delivered by the Company.

                  (xxii) The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective and as of the applicable Representation Date or during the period specified in Section 3(f), did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.


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                  (xxiii)  Except as otherwise disclosed in the Prospectus and except as would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise: (i) all properties and assets described in the Prospectus are owned with good and marketable title by the Company, its subsidiaries and/or a joint venture or partnership in which any such party is a participant (a "Related Entity"); (ii) all of the leases under which any of the Company, its subsidiaries or, to the knowledge of the Company, Related Entities holds or uses real properties or assets as a lessee are in full force and effect, and neither the Company, nor any of its subsidiaries or, to the knowledge of the Company, Related Entities is in material default in respect of any of the terms or provisions of any of such leases and no claim has been asserted by anyone adverse to any such party's rights as lessee under any of such leases, or affecting or questioning any such party's right to the continued possession or use of the leased property or assets under any such leases; (iii) all liens, charges, encumbrances, claims or restrictions on or affecting the properties and assets of any of the Company, its subsidiaries or Related Entities which are required to be disclosed in the Prospectus are disclosed therein; (iv) neither the Company, nor any of its subsidiaries or, to the knowledge of the Company, Related Entities nor any lessee of any portion of any such party's properties is in default under any of the leases pursuant to which any of the Company, its subsidiaries or, to the knowledge of the Company, Related Entities leases its properties and neither the Company, nor any of its subsidiaries or Related Entities knows of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases; (v) no tenant under any of the leases pursuant to which any of the Company, or its subsidiaries or, to the knowledge of the Company, Related Entities leases its properties has an option or right of first refusal to purchase the premises demised under such lease; (vi) each of the properties of any of the Company or, to the knowledge of the Company, its subsidiaries or Related Entities complies with all applicable codes and zoning laws and regulations; and (vii) neither the Company nor any of its subsidiaries has knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to the properties of any of the Company, or its subsidiaries or Related Entities.

                  (xxiv) Title insurance in favor of the mortgagee or the Company, its subsidiaries and/or their Related Entities is maintained with respect to each shopping center property owned by any such entity in an amount at least equal to (a) the cost of acquisition of such property or (b) the cost of construction of such property (measured at the time of such construction), except, in each case, where the failure to maintain such title insurance would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                  (xxv) The mortgages and deeds of trust encumbering the properties and assets described in the Prospectus are not convertible nor does any of the Company, or its subsidiaries hold a participating interest therein.


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                  (xxvi)   Each of the partnership and joint venture agreements
         to which the Company or any of its subsidiaries is a party, and which relates to real property described in the Prospectus, has been duly authorized, executed and delivered by such applicable party and constitutes the valid agreement thereof, enforceable in accordance with its terms, except as limited by (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors or (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought, and the execution, delivery and performance of any of such agreements did not, at the time of execution and delivery, and does not constitute a breach of, or default under, the charter or bylaws of such party or any material contract, lease or other instrument to which such party is a party or by which its properties may be bound or any law, administrative regulation or administrative or court order or decree.

                  (xxvii) None of the Company, or any of its subsidiaries has any knowledge of (a) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, "Hazardous Materials") on any of the properties owned by it or the Related Entities, or (b) any unlawful spills, releases, discharges or disposal, of Hazardous Materials that have occurred or are presently occurring off such properties as a result of any construction on or operation and use of such properties which presence or occurrence would have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and in connection with the construction on or operation and use of the properties owned by the Company, its subsidiaries and Related-Entities, each of the Company, and its subsidiaries represents that, as of each Representation Date, it has no knowledge of any material failure to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials.

         (b) Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters in connection with the offering of the Underwritten Securities shall be deemed a representation and warranty by the Company to each Underwriter participating in such offering as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

         Section 2. Purchase and Sale. (a) The several commitments of the Underwriters to purchase the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

         (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company may grant, if so provided in the applicable Terms Agreement relating to the Initial Underwritten Securities, an option to the Underwriters named in such Terms Agreement, severally and not jointly, to purchase up to the number of Option Securities set forth therein at a price per Option Security equal to the price per Initial Underwritten Security, less an amount equal to any dividends declared by the Company and paid or payable on the Initial Underwritten Securities but not on the Option Underwritten Securities. Such option, if granted, will expire 30 days or such lesser number of days as may be specified in the applicable Terms Agreement after the Representation Date relating to the Initial Underwritten Securities, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Underwritten Securities upon notice by you to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time, date and place of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by you, but shall not be later than three full business days and not be earlier than two full business days after the exercise of said option, unless otherwise agreed upon by you and the Company. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Underwritten Securities each such Underwriter has severally agreed to purchase as set forth in the applicable Terms Agreement bears to the total number of Initial Underwritten Securities (except as otherwise provided in the applicable Terms Agreement), subject to such adjustments as you in your discretion shall make to eliminate any sales or purchases of fractional Initial Underwritten Securities.

         (c) Payment of the purchase price for, and delivery of, the Underwritten Securities to be purchased by the Underwriters shall be made at the office of Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019, or at such other place as shall be agreed upon by you and the Company, at 9:00 A.M., New York City time, on the third business day (unless postponed in accordance with the provisions of Section 10) following the date of the applicable Terms Agreement or, if pricing takes place after 4:30 P.M., New York City time, on the date of the applicable Terms Agreement, on the fourth business day (unless postponed in accordance with the provisions of Section 10) following the date of the applicable Terms Agreement or at such other time as shall be agreed upon by you and the Company (each such time and date being referred to as a "Closing Time"). In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates representing, such Option Securities, shall be made at the above-mentioned offices of Sidley Austin Brown & Wood LLP, or at such other place as shall be agreed upon by you and the Company on each Date of Delivery as specified in the notice from you to the Company. Unless otherwise specified in the applicable Terms Agreement, payment shall be made to the Company by wire transfer or certified or official bank check or checks in Federal or similar same-day funds payable to the order of the Company against delivery to you for the respective accounts of the Underwriters for the Underwritten Securities to be purchased by them. The Underwritten Securities or, if applicable, Depositary Receipts evidencing the Depositary Shares, shall be in such authorized denominations and registered in such names as you may request in writing at least one business day prior to the applicable Closing Time or Date of Delivery, as the case may be. The Underwritten Securities, which may be in temporary form, will be made available for examination and packaging by you on or before the first business day prior to the Closing Time or Date of Delivery, as the case may be.

         If authorized by the applicable Terms Agreement, the Underwriters named therein may solicit offers to purchase Underwritten Securities from the Company pursuant to delayed delivery contracts ("Delayed Delivery Contracts") substantially in the form of Exhibit B hereto with such changes therein as the Company may approve. As compensation for arranging Delayed Delivery Contracts, the Company will pay to you at Closing Time, for the respective accounts of the Underwriters, a fee specified in the applicable Terms Agreement for each of the Underwritten Securities for which Delayed Delivery Contracts are made at the Closing Time as is specified in the applicable Terms Agreement. Any Delayed Delivery Contracts are to be with institutional investors of the types described in the Prospectus. At the Closing Time, the Company will enter into Delayed Delivery Contracts (for not less than the minimum number of Underwritten Securities per Delayed Delivery Contract specified in the applicable Terms Agreement) with all purchasers proposed by the Underwriters and previously approved by the Company as provided below, but not for an aggregate number of Underwritten Securities in excess of that specified in the applicable Terms Agreement. The Underwriters will not have any responsibility for the validity or performance of Delayed Delivery Contracts.

         You shall submit to the Company, at least two business days prior to the Closing Time, the names of any institutional investors with which it is proposed that the Company will enter into Delayed Delivery Contracts and the number of Underwritten Securities to be purchased by each of them, and the Company will advise you, at least two business days prior to the Closing Time, of the names of the institutions with which the making of Delayed Delivery Contracts is approved by the Company and the number of Underwritten Securities to be covered by each such Delayed Delivery Contract.

         The number of Underwritten Securities agreed to be purchased by the several Underwriters pursuant to the applicable Terms Agreement shall be reduced by the number of Underwritten Securities covered by Delayed Delivery Contracts, as to each Underwriter as set forth in a written notice delivered by you to the Company; provided, however, that the total number of Underwritten Securities to be purchased by all Underwriters shall be the total number of Underwritten Securities covered by the applicable Terms Agreement, less the number of Underwritten Securities covered by Delayed Delivery Contracts.

         Section 3. Covenants of the Company. The Company covenants with you, and with each Underwriter participating in the offering of Underwritten Securities, as follows:

         (a) If the Company does not elect to rely on Rule 434 under the 1933 Act Regulations, immediately following the execution of the applicable Terms Agreement, the Company will prepare a Prospectus Supplement setting forth the number of Underwritten Securities covered thereby and their terms not otherwise specified in the Prospectus pursuant to which the Underwritten Securities are being issued, the names of the Underwriters participating in the offering and the number of Underwritten Securities which each severally has agreed to purchase, the names of the Underwriters acting as co-managers in connection with the offering, the price at which the Underwritten Securities are to be purchased by the Underwriters from the Company, the initial public offering price, if any, the selling concession and reallowance, if any, any delayed delivery arrangements, and such other information as you and the Company deem appropriate in connection with the offering of the Underwritten Securities; and the Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations and will furnish to the Underwriters named therein as many copies of the Prospectus (including such Prospectus Supplement) as you shall reasonably request. If the Company elects to rely on Rule 434 under the 1933 Act Regulations, immediately following the execution of the applicable Terms Agreement, the Company will prepare an abbreviated term sheet that complies with the requirements of Rule 434 under the 1933 Act Regulations and will provide the Underwriters with copies of the form of Rule 434 Prospectus, in such number as you shall reasonably request, and promptly file or transmit for filing with the Commission the form of Prospectus complying with Rule 434(c)(2) of the 1933 Act Regulations in accordance with Rule 424(b) of the 1933 Act Regulations.

         (b) The Company will notify you immediately, and if written notice is requested by you, confirm such notice in writing as soon as reasonably practicable, of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any Prospectus Supplement or other supplement or amendment to the Prospectus or any document to be filed pursuant to the 1934 Act, (iii) the receipt of any comments from the Commission, (iv) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; and the Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (c) At any time when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Underwritten Securities, the Company will give you notice of its intention to file or prepare any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether pursuant to the 1933 Act, 1934 Act or otherwise (including any revised prospectus which the Company proposes for use by the Underwriters in connection with an offering of Underwritten Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement first becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations, or any abbreviated term sheet prepared in reliance on Rule 434 of the 1933 Act Regulations), and will furnish you with copies of any such amendment or supplement or other documents proposed to be filed or used a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or other documents in a form to which you or counsel for the Underwriters shall reasonably object.

         (d) The Company will deliver to each Underwriter as many signed and conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) as such Underwriter reasonably requests.

         (e) The Company will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Underwritten Securities, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations.

         (f) If at any time when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Underwritten Securities any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Company, to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, then the Company will promptly prepare and, subject to Section 3(c), file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1933 Act, the 1934 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

         (g) The Company will endeavor, in cooperation with the Underwriters, to qualify the Underwritten Securities, the Warrant Securities, if any, and the shares of Common Stock issuable upon conversion of the Preferred Shares or the Depositary Shares, if any, for offering and sale under the applicable securities laws and real estate syndication laws of such states and other jurisdictions of the United States as you may designate. In each jurisdiction in which the Underwritten Securities, the Warrant Securities, if any, and the shares of Common Stock issuable upon conversion of the Preferred Shares or the Depositary Shares, if any, have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required for the distribution of the Underwritten Securities and the Warrant Securities, if any; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction where it is not so qualified.

         (h) With respect to each sale of Underwritten Securities, the Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement.

         (i) The Company will use its best efforts to meet the requirements to qualify as a "real estate investment trust" under the Code for the taxable year in which sales of the Underwritten Securities are to occur.

         (j) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Underwritten Securities, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time period prescribed by the 1934 Act and the 1934 Act Regulations.

         (k) The Company will not, between the date of the applicable Terms Agreement and the Closing Time, without your prior written consent, which shall not be unreasonably withheld, offer or sell, grant any option for the sale of, or enter into any agreement to sell, any Securities of the same class or series or ranking on a parity with such Underwritten Securities (other than the Underwritten Securities which are to be sold pursuant to such Terms Agreement) or, if such Terms Agreement relates to Underwritten Securities that are convertible into Common Stock, any Common Stock or any security convertible into Common Stock (except for Common Stock issued pursuant to reservations, agreements, employee benefit plans, dividend reinvestment plans, employee and director stock option plans or as partial or full payment for properties to be acquired by the Company), except as may be otherwise provided in the applicable Terms Agreement. You may release us from the obligations of this Section 3(k) in your sole discretion at any time without notice.

         (l) If the Preferred Shares or Depositary Shares are convertible into shares of Common Stock or if Common Stock Warrants are issued, the Company will reserve and keep available at all times, free of preemptive or other similar rights, a sufficient number of shares of Common Stock or Preferred Shares, as the case may be, for the purpose of enabling the Company to satisfy any obligations to issue such shares upon conversion of the Preferred Shares or the Depositary Shares, as the case may be, or upon exercise of the Common Stock Warrants.

         (m) If the Underwritten Securities are Common Stock, Preferred Shares or Depositary Shares, the Company will use its best efforts to list such shares of Common Stock, Preferred Shares or Depositary Shares, as the case may be, on the New York Stock Exchange or such other national securities exchange on which the Company's shares of Common Stock are then listed. If the Preferred Shares or Depositary Shares are convertible into shares of Common Stock, the Company will use its best efforts to list the shares of Common Stock issuable upon conversion of the Preferred Shares or Depositary Shares on the New York Stock Exchange or such other national securities exchange on which the Company's shares of Common Stock are then listed.

         Section 4. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement or the applicable Terms Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the printing and filing of this Agreement and the applicable Terms Agreement,
(iii) the preparation, issuance and delivery of the Underwritten Securities to the Underwriters and the Warrant Securities, if any, (iv) the fees and disbursements of the Company's counsel and accountants, (v) the qualification of the Underwritten Securities, the Warrant Securities, if any, and the shares of Common Stock issuable upon conversion of the Preferred Shares or the Depositary Shares, if any, under securities laws and real estate syndication laws in accordance with the provisions of Section 3(g), including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, and of the Prospectus and any amendments or supplements thereto, including each abbreviated term sheet delivered by the Company pursuant to Rule 434 of the 1933 Act Regulations, (vii) the printing and delivery to the Underwriters of copies of the applicable Deposit Agreement, if any, and the applicable Warrant Agreement, if any, (viii) any fees charged by nationally recognized statistical rating organizations for the rating of the Securities, (ix) the fees and expenses, if any, incurred with respect to the listing of the Underwritten Securities, the Warrant Securities, if any, or the shares of Common Stock issuable upon conversion of the Preferred Shares or the Depositary Shares, if any, on any national securities exchange, and (x) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.

         If the applicable Terms Agreement is terminated by you in accordance with the provisions of Section 5 or Section 9(b)(i), the Company shall reimburse the Underwriters named in such Terms Agreement for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

         Section 5. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase Underwritten Securities pursuant to the applicable Terms Agreement are subject to the accuracy of the representations and warranties of the Company herein contained, to the accuracy of the statements of the Company's officers made in any certificate pursuant to the provisions hereof, to the performance by the Company of all of its covenants and other obligations hereunder, and to the following further conditions:

         (a) At Closing Time, (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, (ii) if Preferred Shares or Depositary Shares are being offered, the rating assigned by any nationally recognized statistical rating organization to any preferred stock of the Company, including such Preferred Shares or Depositary Shares, as the case may be, as of the date of the applicable Terms Agreement shall not have been lowered or withdrawn since such date nor shall any such rating organization have publicly announced that it has placed any such preferred stock of the Company on what is commonly termed a "watch list" for possible downgrading,
(iii) there shall not have come to your attention any facts that would cause you to believe that the Prospectus, together with the applicable Prospectus Supplement, at the time it was required to be delivered to purchasers of the Underwritten Securities, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading and
(iv) the Underwritten Securities or the Common Stock issuable upon conversion thereof, as applicable in accordance with Section 3(m) hereof, shall be approved for listing on or before the 30th day after Closing Time in accordance with such
Section 3(m).

         (b)      At Closing Time, you shall have received:

                  (1) The favorable opinion, dated as of Closing Time, of Latham & Watkins LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                           (i) To the best of such counsel's knowledge, the outstanding capital stock of the Company is not, and the Underwritten Securities will not be as of the Closing Time, subject to preemptive or other similar rights with respect to the Company that entitle or will entitle any person to acquire the Underwritten Securities upon issuance arising under any contract or other agreement of the Company. For purposes of this opinion, it is understood that such counsel is not expressing an opinion with respect to preemptive or similar rights arising under the Maryland General Corporation Law (the "MGCL") or the charter or bylaws of the Company.

                           (ii) If applicable, upon execution and delivery of the Depositary Receipts pursuant to the terms of the Deposit Agreement, the persons in whose names such Depositary Receipts are registered will be entitled to the rights specified therein and in the Deposit Agreement.

                           (iii) If applicable, the Common Stock Warrants will constitute legally valid and binding obligations of the Company entitled to the benefits provided by the Warrant Agreement under which they are to be issued.

                           (iv) Assuming due authorization, execution and delivery by the Warrant Agent, in the case of the Warrant Agreement, and the Depositary, in the case of the Deposit Agreement), the applicable Warrant Agreement, if any, and the applicable Deposit Agreement, if any, are each a legally valid and binding agreement of the Company enforceable in accordance with its terms.

                           (v) To the best of such counsel's knowledge, if applicable, the shares of Common Stock issuable upon conversion of any of the Preferred Shares or Depositary Shares, or the exercise of Warrant Securities, when issued upon such conversion or exercise in accordance with the charter of the Company, the Deposit Agreement, the Terms Agreement, the Delayed Delivery Contract or the Warrant Agreement, as the case may be, will not be subject to preemptive or other similar rights arising under any contract or other agreement of the Company. For purposes of this opinion, it is understood that such counsel is not expressing an opinion with respect to preemptive or similar rights arising under the MGCL or the charter or bylaws of the Company.

                           (vi) The Registration Statement has become effective under the 1933 Act. To the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings therefor have been initiated or threatened by the Commission.

                           (vii) The Registration Statement, as of the date it was declared effective, and the Prospectus, as of its date, excluding the documents incorporated by reference therein, complied as to form in all material respects with the requirements for registration statements on Form S-3 under the 1933 Act and the 1933 Act Regulations; it being understood, however, that no opinion need be rendered with respect to Regulation S-T or the financial statements, schedules or other financial and statistical data included in, incorporated by reference in, or omitted from the Registration Statement or the Prospectus. In passing upon the compliance as to form of the Registration Statement and the Prospectus, such counsel may assume that the statements made therein are correct and complete. If applicable, the Rule 434 Prospectus conforms in all material respects to the requirements of Rule 434 under the 1933 Act Regulations.

                           (viii) Each of the documents incorporated by reference in the Prospectus, as of its respective filing, complied as to form in all material respects with the applicable requirements for reports on Forms 10-K, 10-Q and 8-K, and definitive proxy statements under Regulation 14A, as the case may be, under the 1934 Act and the 1934 Act Regulations. Such counsel need not express any opinion with respect to Regulation S-T, the statement of eligibility of the trustee on Form T-1 or the financial statements, schedules or other financial and statistical data included in, or incorporated by reference in, or omitted from such reports and proxy statements. In passing upon compliance as to form of such documents, such counsel may assume that the statements made therein are correct and complete.

                           (ix) The statements in the Prospectus under the captions "Description of Common Stock," "Description of Common Stock Warrants," "Description of Preferred Stock" and "Description of Depositary Shares," to the extent such statements describe the Underwritten Securities, the applicable Warrant Agreement, if any, and/or the applicable Deposit Agreement, if any, as well as statements under comparable captions in the applicable prospectus supplement, insofar as they purport to constitute a summary of the terms of the Underwritten Securities, the applicable Warrant Agreement, if any, and/or the applicable Deposit Agreement, if any, are accurate descriptions or summaries thereof in all material respects.

                           (x)      The execution and delivery of this
                  Agreement, the applicable Terms Agreement, the applicable Deposit Agreement, if any, or the applicable Warrant Agreement, if any, and the issuance and sale of the Underwritten Securities, to the Underwriters pursuant to the Underwriting Agreement and Terms Agreement on the date hereof do not require any consents, approvals, or authorizations to be obtained by the Company, or any registrations, declarations or filings to be made by the Company, in each case, under any United States federal or New York state statute, rule or regulation applicable to the Company that have not been obtained or made, except such as may be required under the 1933 Act, the 1934 Act or the regulations promulgated thereunder and state securities laws or real estate syndication laws.

                           (xi) If applicable, the form of Depositary Receipt used to evidence the Depositary Shares complies with the form therefor prescribed in the Deposit Agreement.

                           (xii) The Company is not, and immediately after giving effect to the sale of the Underwritten Securities in accordance with this Agreement and the applicable Terms Agreement and the application of the proceeds as described in the Prospectus under the caption "Use of Proceeds," will not be, required to be registered as an "investment company" within the meaning of the 1940 Act.

                           (xiii) Commencing with the Company's taxable year beginning January 1, 1992, the Company has been organized in conformity with the requirements for qualification as a "real estate investment trust," and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a "real estate investment trust" under the Code, provided that such counsel's opinion as to this matter shall be conditioned upon certain representations as to factual matters made by the Company to such counsel as described therein.

                           (xiv) The statements (a) in the Prospectus under the caption "Material Federal Income Tax Considerations to Us of Our REIT Election" and (b) in the applicable prospectus supplement under the caption "Certain U.S. Federal Income Tax Consequences," insofar as they purport to summarize certain provisions of the statutes or regulations referred to therein are accurate summaries in all material respects.

                  The opinion rendered in (ii), (iii) and (iv) of subsection
         (b)(1) are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of good faith and fair dealing and the discretion of the court before which any proceeding therefor may be brought; and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

                  (2) The favorable opinion, dated as of Closing Time, of Venable, Baetjer and Howard, LLP, Maryland counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                           (i) The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland.

                           (ii)     The Company has corporate power and
                  authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

                           (iii) The authorized, issued and outstanding stock of the Company is as set forth in the Prospectus under "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, agreements, employee benefit plans, dividend reinvestment plans or employee and director stock option plans referred to in the Prospectus).

                           (iv) The outstanding stock of the Company has been duly authorized and validly issued and is fully paid and non-assessable and is not subject to preemptive or other similar rights arising under the MGCL, or the charter or bylaws of the Company.

                           (v) The Underwritten Securities being sold pursuant to the applicable Terms Agreement and, if applicable, the deposit of the Preferred Shares in accordance with the provisions of a Deposit Agreement, have been duly and validly authorized by all necessary corporate action and such Underwritten Securities have been duly authorized for issuance and sale pursuant to this Agreement and such Underwritten Securities, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in the applicable Terms Agreement or any Delayed Delivery Contract, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights arising under the MGCL or the charter or bylaws of the Company, and the Preferred Shares, if applicable, conform to the provisions of the Articles Supplementary.

                           (vi) If applicable, the Common Stock Warrants have been duly authorized and, when issued and delivered pursuant to this Agreement and countersigned by the Warrant Agent as provided in the Warrant Agreement, will have been duly executed, countersigned, issued and delivered.

                           (vii) If applicable, the shares of Common Stock issuable upon conversion of any of the Preferred Shares or Depositary Shares, or the exercise of Warrant Securities, have been duly and validly authorized and reserved for issuance upon such conversion or exercise by all necessary corporate action on the part of the Company and such shares, when issued upon such conversion or exercise in accordance with the charter of the Company, the Deposit Agreement, the Terms Agreement, the Delayed Delivery Contract or the Warrant Agreement, as the case may be, will be duly and validly issued and will be fully paid and non-assessable, and the issuance of such shares upon such conversion or exercise will not be subject to preemptive or other similar rights arising under the MGCL or the charter or bylaws of the Company.

                           (viii) Each of this Agreement, the applicable Terms Agreement and the Delayed Delivery Contracts, if any, has been duly authorized, executed and delivered by the Company.

                           (ix) The applicable Warrant Agreement, if any, and the applicable Deposit Agreement, if any, have been duly authorized, executed and delivered by the Company.

                           (x)      If applicable, the relative rights,
                  preferences, interests and powers of the Preferred Shares are as set forth in the Articles Supplementary relating thereto, and none of such provisions conflicts with the MGCL; and as applicable, the form of certificate used to evidence Preferred Shares being represented by the Depositary Shares is in due and proper form under the MGCL and complies with all applicable statutory requirements under the MGCL.

                           (xi) No authorization, approval or consent of any court or governmental authority or agency is required under any Maryland state statute, rule or regulation that has not been obtained in connection with the consummation by the Company of the transactions contemplated by this Agreement, the applicable Terms Agreement, the applicable Deposit Agreement, if any, or the applicable Warrant Agreement, if any, except such as may be required under state securities laws.

                  (3) The favorable opinion, dated as of Closing Time, of Robert P. Schulman, Esq., counsel for the Company, or other counsel satisfactory to the Underwriters, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                           (i) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases real property, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                           (ii)     To the best of his knowledge and
                  information, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Prospectus, other than those disclosed therein, and all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of the property of the Company or its subsidiaries is the subject which are not described in the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material.

                           (iii)    To the best of his knowledge and
                  information, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed as exhibits thereto, the descriptions thereof or references thereto are correct, and, to the best of his knowledge and information, no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage (except as otherwise described in the Prospectus), loan agreement, note, lease or other instrument so described, referred to or filed which would have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or business prospects of the Company and its subsidiaries considered as one enterprise.

                           (iv)     To the best of his knowledge and
                  information, the execution and delivery of this Agreement, the applicable Terms Agreement, the applicable Deposit Agreement, if any, or the applicable Warrant Agreement, if any, and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in violation of the provisions of the charter or bylaws of the Company or any applicable law, administrative regulation or administrative or court order or decree.

                           (v) Each of the partnership and joint venture agreements to which the Company or any of its subsidiaries is a party, and which relates to real property described in the Prospectus, has been duly authorized, executed and delivered by such applicable party and constitutes the valid agreement thereof, enforceable in accordance with its terms, except as limited by bankruptcy and general equitable principles and the execution, delivery and performance of any of such agreements did not, at the time of execution and delivery, and does not constitute a breach of, or default under, the charter or bylaws of such party or any material contract, lease or other instrument to which such party is a party or by which its properties may be bound or any law, administrative regulation or administrative or court order or decree.

                           (vi) The Company, its subsidiaries and the Related Entities hold title to the properties and assets described in the Prospectus, subject only to the liens and encumbrances securing indebtedness reflected in the Prospectus and such other liens, encumbrances and matters of record which do not materially and adversely affect the value of such properties and assets considered in the aggregate.

                           (vii) Each Significant Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, to the best of his knowledge and information, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases real property, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and all of the issued and outstanding capital stock of each such Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of his knowledge and information, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for security interests granted in respect of indebtedness of the Company or any of its subsidiaries and described in the Prospectus.

                  (4) The favorable opinion, dated as of Closing Time, of Sidley Austin Brown & Wood LLP, counsel for the Underwriters, in form and substance satisfactory to the Underwriters.

                  (5)      In giving their opinions required by subsections
         (b)(1) and (b)(4), respectively, of this Section, Latham & Watkins LLP (or other counsel satisfactory to the Underwriters) and Sidley Austin Brown & Wood LLP shall each additionally state that no facts have come to their attention that caused them to believe that the Registration Statement or any amendment thereto, at the time it became effective (or, if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement, then at the time such amendment becomes effective or at the time of the most recent filing of such Annual Report, as the case may be) or at the date of the applicable Terms Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, at the date of the applicable Terms Agreement, at the date of any such amendment or supplement or at Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that no opinion need be rendered with respect to the financial statements, schedules and other financial and statistical data included in, or incorporated by reference in, or omitted from the Registration Statement or the Prospectus. In giving their opinions, Latham & Watkins LLP, Robert P. Schulman, Esq. (or other counsel satisfactory to the Underwriters) and Sidley Austin Brown & Wood LLP may rely, (1) as to matters involving the laws of the State of Maryland upon the opinion of Venable, Baetjer and Howard, LLP (or other counsel reasonably satisfactory to counsel for the Underwriters) in form and substance satisfactory to counsel for the Underwriters, (2) as to all matters of fact, upon certificates and oral or written statements and representations of officers and employees of and accountants for the Company and others, including the representations and warranties of the Company in this Agreement, and (3) as to the qualification and good standing of the Company or any of its subsidiaries to do business in any state or jurisdiction, upon certificates of appropriate government officials or opinions of counsel in such jurisdictions.

         (c) At Closing Time, there shall not have been, since the date of the applicable Terms Agreement or since the respective dates as of which information is given in the Prospectus (excluding any documents incorporated therein by reference pursuant to the 1934 Act after the execution of the applicable Terms Agreement), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business; and you shall have received a certificate of the Chief Executive Officer, the President or Vice President and the chief financial officer or chief accounting officer of the Company, dated as of such Closing Time, to the effect that (i) there has been no such material adverse change and (ii) the representations and warranties in
Section 1 are true and correct with the same force and effect as though made on such Closing Time.

         (d) At the time of execution of the applicable Terms Agreement, you shall have received from PricewaterhouseCoopers LLP a letter dated such date, in form and substance satisfactory to you, to the effect that (i) they are independent accountants with respect to the Company within the meaning of the 1933 Act and the 1933 Act Regulations thereunder; (ii) it is their opinion that the consolidated financial statements and financial statement schedules of the Company and the historical summaries of revenue and certain operating expenses for the properties related thereto included or incorporated by reference in the Registration Statement and the Prospectus and audited by them and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations;
(iii) they have performed limited procedures, not constituting an audit, including a reading of the latest available unaudited interim consolidated financial statements of the Company, a reading of the minute books of the Company, inquiries of certain officials of the Company who have responsibility for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, and on the basis of such limited review and procedures nothing came to their attention that caused them to believe that (A) any material modifications should be made to the unaudited financial statements and financial statement schedules of the Company included or incorporated by reference in the Registration Statement and the Prospectus for them to be in conformity with generally accepted accounting principles, (B) the unaudited financial statements and financial statement schedules of the Company included or incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act as it relates to Form 10-Q and the 1934 Act Regulations, (C) the unaudited operating data and balance sheet data of the Company in the Registration Statement and the Prospectus under the caption "Selected Consolidated Financial Data" were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus, (D) the unaudited pro forma condensed financial statements included in or incorporated by reference in the Company's Registration Statement, if any, do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X under the 1933 Act or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements or (E) at a specified date not more than three days prior to the date of the applicable Terms Agreement, there has been any change in the capital stock of the Company or in the consolidated long-term debt of the Company or any decrease in the net assets of the Company, as compared with the amounts shown in the most recent consolidated balance sheet included or incorporated by reference in the Registration Statement and the Prospectus or, during the period from the date of the most recent consolidated statement of operations included or incorporated by reference in the Registration Statement and the Prospectus to a specified date not more than three days prior to the date of the applicable Terms Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues, or decrease in net income or net income per share of the Company, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (iv) in addition to the audit referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and the Prospectus and which are specified by you, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

         (e) At Closing Time, you shall have received from PricewaterhouseCoopers LLP a letter dated as of Closing Time to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection
(d) of this Section, except that the "specified date" referred to shall be a date not more than three days prior to such Closing Time.

         (f) At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Underwritten Securities and the Warrant Securities, if any, as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Underwritten Securities and the Warrant Securities, if any, as herein contemplated shall be satisfactory in form and substance to you and counsel for the Underwriters.

         (g) In the event the Underwriters exercise their option provided in a Terms Agreement as set forth in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery, and, at the relevant Date of Delivery, you shall have received:

                  (i) A certificate, dated such Date of Delivery, of the Chief Executive Officer, the President or the chief financial or chief accounting officer of the Company, in their capacities as such, confirming that the certificate delivered at Closing Time pursuant to
         Section 5(c) hereof remains true and correct as of such Date of Delivery.

                  (ii) The favorable opinion of Latham & Watkins LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise substantially to the same effect as the opinion required by Sections 5(b)(1) and 5(b)(5) hereof.

                  (iii) The favorable opinion of Venable, Baetjer and Howard, LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise substantially to the same effect as the opinion required by Section 5(b)(2) hereof.

                  (iv) The favorable opinion of Robert P. Schulman, Esq., counsel for the Company, or other counsel satisfactory to the Underwriters, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise substantially to the same effect as the opinion required by Section 5(b)(3) hereof.

                  (v) The favorable opinion of Sidley Austin Brown & Wood LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Sections 5(b)(4) and 5(b)(5) hereof.

                  (vi) A letter from PricewaterhouseCoopers LLP, in form and substance satisfactory to you and dated such Date of Delivery, substantially the same in scope and substance as the letter furnished to you pursuant to Section 5(d) hereof, except that the "specified date" in the letter furnished pursuant to this Section 5(g)(vi) shall be a date not more than three days prior to such Date of Delivery.

         If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, the applicable Terms Agreement may be terminated by you by notice to the Company at any time at or prior to the Closing Time, which notice shall be confirmed in writing by the Underwriters as soon as reasonably practicable if so requested by the Company, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

         Section 6. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors and officers of each Underwriter and each person, if any, who controls any Underwriter within the meaning of
Section 15 of the 1933 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) or Rule 434 of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission, or alleged omission therefrom, of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission referred to in subsection (i) above, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever (including, the fees and disbursements of counsel chosen by you), as incurred, which was reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided further, that with respect to any preliminary prospectus, such indemnity shall not inure to the benefit of any Underwriter (or the benefit of any person controlling such Underwriter) if the person asserting any such losses, liabilities, claims, damages or expenses purchased the Underwritten Securities which are the subject thereof from such Underwriter and if such person was not sent or given a copy of the Prospectus (excluding any documents incorporated therein by reference) at or prior to confirmation of the sale of such Underwritten Securities to such person in any case where such sending or giving is required by the 1933 Act and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the Prospectus and the Prospectus was delivered to such Underwriter a reasonable amount of time prior to the date of delivery of such confirmation.

         (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         Section 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 6 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Underwriters with respect to the offering of the Underwritten Securities shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and one or more of the Underwriters in respect of such offering, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus in respect of such offering bears to the initial public offering price appearing thereon and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities purchased by it pursuant to the applicable Terms Agreement and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. The Underwriters' obligation to contribute pursuant to this Section 7 shall be several in proportion to their respective underwriting commitments and not joint. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

         Section 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or the applicable Terms Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination of this Agreement or the applicable Terms Agreement, or investigation made by or on behalf of any Underwriter or any controlling person, or by or on behalf of the Company and shall survive delivery of and payment for the Underwritten Securities.

         Section 9. Termination of Agreement. (a) This Agreement (excluding the applicable Terms Agreement) may be terminated for any reason at any time by the Company or by you upon the giving of 30 days' written notice of such termination to the other party hereto.

         (b) You may also terminate the applicable Terms Agreement, by notice to the Company, at any time at or prior to the Closing Time if (i) there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Prospectus (excluding any documents incorporated therein by reference pursuant to the 1934 Act after the execution of the applicable Terms Agreement), (a) any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (b) there has occurred any material adverse change in the financial markets in the United States or in the international financial markets or any outbreak or escalation of hostilities or other national or international calamity or crisis, or any change or development involving a prospective change in national or international political, financial or economic conditions, in the case of clause
(i)(a) or (i)(b) the effect of which is such as to make it, in your reasonable judgment, impracticable or inadvisable to market the Underwritten Securities or enforce contracts for the sale of the Underwritten Securities, or (ii) trading in any of the securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on either the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or the Nasdaq National Market or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or if a general banking moratorium has been declared by Federal, New York or Maryland authorities, or (iii) there has occurred a material disruption in commercial banking or securities settlement or clearance services, or (iv) Preferred Shares or Depositary Shares are being offered and the rating assigned by any nationally recognized statistical rating organization to any preferred stock of the Company, including such Preferred Shares or Depositary Shares, as the case may be, as of the date of the applicable Terms Agreement shall have been lowered or withdrawn since such date or if any such rating organization shall have publicly announced that it has placed any such preferred stock of the Company on what is commonly termed a "watch list" for possible downgrading.

         (c) In the event of any such termination, (x) the covenants set forth in Section 3 with respect to any offering of Underwritten Securities shall remain in effect so long as any Underwriter owns any such Underwritten Securities purchased from the Company pursuant to the applicable Terms Agreement and (y) the covenant set forth in Section 3(h) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 6 and 7 hereof, and the provisions of Sections 8 and 13 hereof shall remain in effect.

         Section 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Underwritten Securities which it or they are obligated to purchase under the applicable Terms Agreement (the "Defaulted Securities"), then you shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if however, you shall not have completed such arrangements within such 24-hour period, then:

                  (a) if the total number of Defaulted Securities does not exceed 10% of the total number of Underwritten Securities to be purchased pursuant to such Terms Agreement, the non-defaulting Underwriters named in such Terms Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                  (b) if the total number of Defaulted Securities exceeds 10% of the total number of Underwritten Securities to be purchased pursuant to such Terms Agreement, the applicable Terms Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default under this Agreement and the applicable Terms Agreement.

         In the event of any such default which does not result in a termination of the applicable Terms Agreement, either you or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

         Section 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to c/o UBS Securities LLC, 677 Washington Boulevard, Stamford, Connecticut 06901 to the attention of Fixed Income Syndicate, and notices to the Company shall be directed to it at 3333 New Hyde Park Road, New Hyde Park, New York 11042-0020, attention of Milton Cooper, Chairman of the Board.

         Section 12. Parties. This Agreement and the applicable Terms Agreement shall inure to the benefit of and be binding upon you and the Company and any Underwriter who becomes a party of such Terms Agreement, and their respective successors. Nothing expressed or mentioned in this Agreement or the applicable Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than those referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or such Terms Agreement or any provision herein or therein contained. This Agreement and the applicable Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Underwritten Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         Section 13. Governing Law and Time. This Agreement and the applicable Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time.

         Section 14. Counterparts. This Agreement and the applicable Terms Agreement may be executed in one or more counterparts, and if executed in more than one counterpart the executed counterparts shall constitute a single instrument.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between you and the Company in accordance with its terms.

                                       Very truly yours,

                                       KIMCO REALTY CORPORATION


                                       By:  /s/ Glenn G. Cohen
                                            ------------------------------------
                                            Name: Glenn G. Cohen
                                            Title: Vice President and Treasurer

CONFIRMED AND ACCEPTED, as of the date first above written:


UBS SECURITIES LLC


By:  /s/ David Reynolds
     -----------------------------
     Name: David Reynolds
     Title: Executive Director

By:  /s/ Anthony Rokovich
     -----------------------------
     Name: Anthony Rokovich
     Title: Director

                                                                       Exhibit A


                            KIMCO REALTY CORPORATION
                            (a Maryland corporation)

                             [Title of Securities]

                                TERMS AGREEMENT


                                             Dated: [ ]


To:      Kimco Realty Corporation
         3333 New Hyde Park Road
         New Hyde Park, New York 11042-0020

Attention:  Chairman of the Board of Directors

Dear Sirs:

         We understand that Kimco Realty Corporation, a Maryland corporation (the "Company"), proposes to issue and sell [ ], set forth below (the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the respective numbers of Initial Underwritten Securities (as defined in the Underwriting Agreement referred to below) set forth below opposite their respective names, at the purchase price set forth below.

                                                                Number
                                                             of Shares of
                                                             Underwritten
         Underwriter                                          Securities
         -----------                                          ----------




                                                       -------------------------
         Total.....................................
                                                       =========================

         The Underwritten Securities shall have the following terms:

Title of Securities:
Number of Shares:
[If applicable, fractional amount of Preferred Shares represented by each Depositary Share:]
[Current Ratings:]
[Dividend Rate:  [       % per annum], Payable:]
[Stated Value:]
[Liquidation Preference:]
[Ranking:]
Public offering price per share: $         [, plus accumulated dividends, if any, from        ,20   .]
Purchase price per share: $         [, plus accumulated dividends, if any, from        ,20   .]
[Conversion provisions:]
[Redemption provisions:]
[Sinking fund requirements:]
Purchase price per share:
Number of Option Securities, if any, that may be purchased by the Underwriters:
Delayed Delivery Contracts:  [authorized]  [not authorized]
         [Date of Delivery:
          Minimum Contract:
          Maximum number of Shares:
          Fee:                           ]
Additional co-managers, if any:
Other terms:
Closing date and location:

                              Common Stock Warrants

Number of Common Stock Warrants to be issued:
Warrant Agent:
Issuable jointly with Common Stock: [Yes] [No]
         [Number of Common Stock Warrants issued with each share of Common
         Stock:] [Detachable data:]
Date from which Common Stock Warrants are exercisable:
Date on which Common Stock Warrants expire:
Exercise price(s) of Common Stock Warrants:
Initial public offering price: $
Purchase price: $
Title of Warrant Securities:
         Principal amount purchasable upon exercise of one Common Stock Warrant:
         Interest rate:              Payable:
         Date of maturity:
         Redemption provisions:
         Sinking fund requirements:

[Delayed Delivery Contracts:  [authorized]  [not authorized]
         [Date of delivery:
         Minimum contract:
         Maximum aggregate principal amount:
         Fee:      %]
Other terms:
[Closing date and location:]


         All of the provisions contained in the Underwriting Agreement attached as Annex A hereto are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

         Please accept this offer no later than 7:00 P.M. (New York City time) on [o] by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                        Very truly yours,


                                        UBS SECURITIES LLC



                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:



Accepted:

KIMCO REALTY CORPORATION

By:
    ------------------------------------
    Name:
    Title:

                                                                       Exhibit B


                            KIMCO REALTY CORPORATION
                            (A MARYLAND CORPORATION)

                             [Title of Securities]

                           DELAYED DELIVERY CONTRACT


                                                                          , 20__


Kimco Realty Corporation
3333 New Hyde Park Road
New Hyde Park,  New York  11042-0020

Attention:     Chairman of the
               Board of Directors

Ladies and Gentlemen:

         The undersigned hereby agrees to purchase from Kimco Realty Corporation (the "Company"), and the Company agrees to sell to the undersigned on ____________, 20__ (the "Delivery Date"), _______________ of the Company's
[insert title of security] (the "Securities"), offered by the Company's Prospectus dated ____________, ____, as supplemented by its Prospectus Supplement dated ____________, 20__, receipt of which is hereby acknowledged at a purchase price of $______ [and, $__________ per Warrant, respectively] to the Delivery Date, and on the further terms and conditions set forth in this contract.

         Payment for the Securities which the undersigned has agreed to purchase on the Delivery Date shall be made to the Company or its order by certified or official bank check in New York Clearing House funds at the office of ____________, on the Delivery Date, upon delivery to the undersigned of the Securities to be purchased by the undersigned in definitive form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date.

         The obligation of the undersigned to take delivery of and make payment for Securities on the Delivery Date shall be subject only to the conditions that
(1) the purchase of Securities to be made by the undersigned shall not on the Delivery Date be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company, on or before ____________, 20__, shall have sold to the Underwriters of the Securities (the "Underwriters") such principal amount of the Securities as is to be sold to them pursuant to the Terms Agreement dated ____________, 20__, between the Company and the Underwriters. The obligation of the undersigned to take delivery of and make payment for Securities shall not be affected by the failure of any purchaser to take delivery of and make payments for Securities pursuant to other contracts similar to this contract. The undersigned represents and warrants to you that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which govern such investment.

         Promptly after completion of the sale to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

         By the execution hereof, the undersigned represents and warrants to the Company that all necessary corporate action for the due execution and delivery of this contract and the payment for and purchase of the Securities has been taken by it and no further authorization or approval of any governmental or other regulatory authority is required for such execution, delivery, payment or purchase, and that, upon acceptance hereof by the Company and mailing or delivery of a copy as provided below, this contract will constitute a valid and binding agreement of the undersigned in accordance with its terms.

         This contract will inure to the benefit of and binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

         It is understood that the Company will not accept Delayed Delivery Contracts for a number of Securities in excess of ________ and that the acceptance of any Delayed Delivery Contract is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance on a copy hereof and mail or deliver a signed copy hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such copy is so mailed or delivered.

         This Agreement shall be governed by the laws of the State of New York.

                                        Yours very truly,


                                        ----------------------------------------
                                                  (Name of Purchaser)


                                        By:
                                            ------------------------------------
                                                           (Title)


                                        ----------------------------------------


                                        ----------------------------------------
                                                        (Address)


Accepted as of the date first above written.

KIMCO REALTY CORPORATION


By:
    ------------------------------------
                   (Title)


                  PURCHASER-PLEASE COMPLETE AT TIME OF SIGNING


         The name and telephone number of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed are as follows: (Please print.)


                                                             Telephone No.
                                                              (including
                   Name                                       Area Code)
                   ----                                       ----------